U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 1, 2013

SurePure, Inc.

(Exact name of Company as specified in its charter)

Nevada	000-54172	26-3550286
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

405 Lexington Avenue, 25th Floor

New York, NY 10174

(Address of principal executive offices)

Telephone: (917) 368-8480

Facsimile: (917) 368-8005

(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)  On March 27, 2013, Nigel Brunette notified SurePure, Inc. (“the Company”) of his resignation from the Company’s board of directors as well as his position as chairman of the board. Mr. Brunette was the sole independent member of the board of directors. Mr. Brunette was the sole member of the audit committee. Mr. Brunette did not specify any reason for his resignation.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUREPURE US, INC. (Registrant)

Date: April 1, 2013	By:	/s/ Guy R. Kebble
Guy R. Kebble
Chief Executive Officer